Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of
Lone Star Technologies, Inc.
Dallas, Texas

We consent to the incorporation by reference in Registration Statement Nos. 333-41130 and 333-100579 of Lone Star Technologies, Inc. on Form S-3 and Registration Statement Nos. 33-64805, 333-38458, 333-46310, 333-46312, 333-106410, and 333-119293 on Form S-8 of our reports dated March 1, 2006, relating to the consolidated financial statements of Lone Star Technologies, Inc., and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lone Star Technologies, Inc. for the year ended December 31, 2005.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Lone Star Technologies, Inc., listed in Item 8. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP
Dallas, Texas
March 1, 2006